Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We agree to the inclusion in this offering circular of our report, dated July 31, 1998, on our audit of the financial statements of Institutional Daily Assets Fund.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 27, 1998